                                                                    EXHIBIT 10.2



(MULTICURRENCY--CROSS BORDER)

                                    ISDA(R)
                 International Swap Dealers Association, Inc.

                               MASTER AGREEMENT

                          dated as of October 8, 1997

Swiss Bank Corporation, London Branch and Myriad Genetics, Inc. have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.   Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   Obligations

(a)  General Conditions.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii)  Each obligation of each party under Section 2(a)(i) is subject to
     (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination

     Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account.. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  Netting.  If on any date amounts would otherwise be payable:--

     (i)  in the same currency; and

     (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  Deduction or Withholding for Tax.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.
     If a party is so required to deduct or withhold, then that party ("X") will:--

          (1) promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of

          Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

               (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii) Liability.  If:--

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)  Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation, and if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any  other documents specified in the Schedule or any Confirmation;
     and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination

     Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) Credit Support Default.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or any early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or
          (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in
(ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.   Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  Right to Terminate Following Termination Event.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) Transfer to Avoid Termination Event.  If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) Two Affected Parties. If an Illegality under Section 5(b)(I)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv) Right to Terminate.  If:--

          (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  Effect of Designation.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or nor the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  Calculations.

     (i) Statement.. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the date that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) Events of Default. If the Early Termination Date results from an Event of Default:--

          (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

          (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) Termination Events. If the Early Termination Date results from a Termination Event: --

          (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

          (2) Two Affected Parties.  If there are two Affected Parties:--

               (A) if Market Quotation applies, each party will determine a Settlement Amount in respect will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

               (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher

               Loss ("X") and the Loss of the party with the lower Loss ("Y").

          If the amount payable is a positive number, Y will pay it to X; if it is negative number, X will pay the absolute value of that amount to Y.

     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Sections 6(d)(ii).

     (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations form the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.   Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  Counterparts and Confirmations.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payment or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex, or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  Governing Law and Jurisdiction.

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to other Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or mor jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachments of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  Definitions

As used in this Agreement.

"Additional Termination Event"  has the meaning specified in Section 5(b).

"Affected Party"  has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate"  means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-defaulting Rate; and

(d)  in all other cases, the Terminating Rate.

"Burdened Party"  has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"Consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger"  has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider"  has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party"  has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality"  has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"Law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under
Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under
Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party"  has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity"  has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax"  means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event"  has the meaning specified in Section 5(b).

"Tax Event Upon Merger"  has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency"  has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


SWISS BANK CORPORATION,                  MYRIAD GENETICS, INC.
LONDON BRANCH


By: /s/ Bernd E. Kallmeyer               By: /s/ Jay M. Moyes
    ----------------------                   ------------------------------
     Name:  Bernd E. Kallmeyer                  Name:  Jay M. Moyes
     Title: Attorney-In-Fact                    Title: C.F.O.
     Date:  October 8, 1997                     Date:  10/8/97

By: /s/ Amelia Sicilia
    -------------------------------
     Name:  Amelia Sicilia
     Title: Attorney-In-Fact
     Date:  10/8/97

                                                                       EXHIBIT I

                              AGREEMENT REGARDING
                  REGISTRATION RIGHTS AND RELATED OBLIGATIONS

     This Agreement Regarding Registration Rights and Related Obligations (this "Agreement") is entered into this __th day of ________, 199 , between Myriad Genetics, Inc., a Delaware corporation (the "Company"), and Swiss Bank Corporation, a Swiss banking corporation, acting by and through its London Branch ("SBC").

     WHEREAS, on _______________ ___, 1997, the Company issued to SBC, and SBC acquired from the Company, the Call Warrant, as defined in Section 1.2 hereof, in consideration of a capped call option issued on that date by SBC to the Company, as well as the other undertakings and obligations of the Company set forth in the Call Warrant; and

     WHEREAS, pursuant to the terms and conditions of the Call Warrant, if the Call Warrant is In-the-Money (as defined in the Call Warrant), the Company has the obligation, at its election, either (i) to sell to SBC, at the exercise price provided for in the Call Warrant, the number of shares of the Company's common stock, par value $01 per share (the "Common Stock"), underlying the Call Warrant ("Physical Settlement") or (ii) to pay to SBC an amount of cash calculated as provided in the Call Warrant ("Cash Settlement"), or (iii) to deliver to SBC a number of shares of Common Stock having a value equal to the Cash Settlement value ("Net Share Settlement"); and

     WHEREAS, pursuant to the terms and conditions of the Call Warrant, in the event the Company elects to discharge its obligations thereunder by Physical Settlement or Net Share Settlement, the Company and SBC shall enter into this Agreement; and

     WHEREAS, the Company has elected to discharge its obligations under the Call Warrant thereunder by Physical Settlement;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the Company and SBC hereby agree as follows:


                             ARTICLE I  DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1  Call Warrant.  "Call Warrant" shall mean the warrant to purchase
          ------------
Common Stock issued by the Company to SBC pursuant to the terms and conditions of the Confirmation.

     1.2  Commission.  "Commission" shall mean the United States Securities and
          ----------
Exchange Commission or any successor agency thereto.

     1.3  Confirmation.  "Confirmation" shall mean the confirmation setting
          ------------
forth the terms of the Call Warrant, together with the Master Agreement incorporated therein, dated as of _______________ ___, 1997 between the parties hereto.

     1.4  Exchange Act.  "Exchange Act" shall mean the United States Securities
          ------------
Exchange Act of 1934, as amended.

     1.5  Initial Date.  "Initial Date" shall mean the date set forth in the
          ------------
Confirmation.

     1.6  Local Business Day.  "Local Business Day" shall mean a day on which
          ------------------
commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, New York and Salt Lake City, Utah.

     1.7  Preliminary Prospectus.  "Preliminary Prospectus" shall mean any
          ----------------------
preliminary prospectus, including all documents incorporated by reference therein, included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act; any reference to any amendment or supplement to the Preliminary Prospectus shall be deemed to include any documents filed under the Exchange Act after the date of such Preliminary Prospectus and incorporated by reference therein; and any reference to the Preliminary Prospectus as amended or supplemented shall be deemed to include the Preliminary Prospectus as amended or supplemented by any such documents filed under the Exchange Act after the date of such Preliminary Prospectus and incorporated by reference therein.

     1.8  Prospectus.  "Prospectus" shall mean any prospectus, including all
          ----------
documents incorporated by reference therein, (i) included in the Registration Statement as of the time that the Registration Statement is declared effective or (ii) filed with the Commission in connection with the Registration Statement pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; any reference to any amendment or supplement to the Prospectus shall be deemed to include any documents filed under the Exchange Act after the date of such Prospectus and incorporated by reference therein; and any reference to the Prospectus as amended or supplemented shall be deemed to include the Prospectus as amended or supplemented by any such documents filed under the Exchange Act after the date of such Prospectus and incorporated by reference therein.

     1.9  Registration Statement.  "Registration Statement" shall mean a
          ----------------------
registration statement on Form S-3 (or any applicable successor form then in effect; provided that if, at the time a registration statement is to be filed, the Company is not eligible to use Form S-3 or applicable successor form for a primary offering by or on behalf of the Company, "Registration Statement" shall mean a registration statement on such form as is then available to the Company), which is to be filed with the Commission pursuant to Section 4.1 hereof, covering the resale of the Shares from time to time, including all exhibits thereto and all documents incorporated by reference in the Prospectus contained in such Registration Statement at the time it is declared effective, each as amended at the time the Registration Statement is declared effective.

     1.10 Securities Act.  "Securities Act" shall mean the United States
          --------------
Securities Act of 1933, as amended.

     1.11 Shares.  "Shares" shall mean the shares of Common Stock issuable upon
          ------
exercise of the Call Warrant.

     1.12 Termination Date.  "Termination Date" shall mean 30 Exchange Business
          ----------------
Days after the Maturity Date, as both such terms are defined in the Confirmation.


           ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to SBC that the following are true and correct as of the date hereof and as of the "Settlement Date" (as that term is defined in the Confirmation):

     2.1  Organization and Existence of the Company.  The Company has been duly
          -----------------------------------------
incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the 1934 Act Reports, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the ownership or leasing of properties, or the conduct of its business requires such qualification, except to the extent the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so would not have a material adverse effect on the Company and the subsidiaries taken as a whole.

     2.2  Authorization of Transactions and Agreement.  The execution, delivery
          -------------------------------------------
and performance of this Agreement have been duly authorized by the board of directors of the Company. Assuming the due execution thereof by SBC, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). The Company has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated herein.

     2.3  Capitalization.  (a)  As of ________, 199__, the authorized capital
          --------------
stock of the Company consists of (i) ___________ shares of Common Stock and (ii) _________ shares of preferred stock, par value $___ per share (the "Preferred Stock"), of which [specify series of preferred stock]. As of _______, 199 , ______________ shares of Common Stock and _________ shares of Preferred Stock were issued and outstanding, and ____________ shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and [specify other reserved shares].

     (b) The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. The Company's stockholders have no preemptive rights with respect to the Shares. All of the issued shares of capital stock of each subsidiary of the Company that is a "significant subsidiary" (as defined in Rule 12b-2 under the Exchange Act) have been duly and validly authorized and issued, are fully paid and non-assessable and all such shares that are owned directly or indirectly by the Company are free and clear of all liens, encumbrances, equities or claims, with such exceptions as would not have a material adverse effect on the Company's ownership interest in a significant subsidiary.

     (c) The Shares have been duly authorized and, when issued upon exercise of the Call Warrant in accordance with the terms and conditions thereof, will be validly issued, fully paid and nonassessable.

     2.4  SEC Filings and Financial Statements.  (a)  The Company has heretofore
          ------------------------------------
delivered to SBC copies of the Company's (i) Annual Report on Form 10-K for the fiscal year ended [then most recently ended fiscal year], and (ii) the proxy statement for its 199 Annual Meeting of Stockholders, in each case, substantially in the form filed by the Company with the Commission (collectively, together with any other reports filed, as of the date of this Agreement, by the Company under the Exchange Act and the rules and regulations of the Commission since [two years before date in clause (i)] (the "1934 Act Reports"). All of the 1934 Act Reports have complied in all material respects, as of their respective filing dates, with all applicable requirements of the Exchange Act and the related rules and regulations thereunder. As of their respective filing dates, none of the 1934 Act Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any amending, correcting or superseding statement made in any subsequent 1934 Act Report shall be effective for this purpose only with respect to the period after the filing of such subsequent 1934 Act Report.

     (b) The audited consolidated financial statements and unaudited interim financial statements of the Company contained or incorporated by reference in the Company's 1934 Act Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and, together with the notes thereto, present fairly the consolidated financial position of the Company and its subsidiaries at the dates shown and the consolidated results of their operations, changes in stockholders' equity and cash flows for the periods then ended.

     2.5  No Material Adverse Change.  Neither the Company nor any of its
          --------------------------
subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the 1934 Act Reports any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the 1934 Act Reports. Since the date of the latest audited financial statements included or incorporated by reference in the 1934 Act Reports, and except as may be set forth or contemplated in the 1934 Act Reports, there has not been (i) any material change in the capital stock of the Company (other than a change solely attributable to, or resulting from, the issuance of Common Stock pursuant to a director, officer or employee stock option, benefit or compensation plan), (ii) any material increase in the long-term consolidated debt of the Company and its consolidated subsidiaries on a consolidated basis or
(iii) any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, that could reasonably be expected to require disclosure in a primary public offering of the Common Stock by the Company under the Securities Act.

     2.6  No Conflicts.  The execution and delivery of this Agreement and the
          ------------
consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement, similar financing agreement or instrument or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, except for such conflicts, breaches or violations as would not have a material adverse effect on the Company and its subsidiaries taken as a whole or on the transactions contemplated by this Agreement or the Confirmation; nor will such actions result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Company or any statute applicable to the Company or any of its significant subsidiaries or any order, judgment, decree, rule or regulation applicable to the Company or any of its significant subsidiaries of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Securities Act prior to the resale of Shares and any such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the resale of Shares.

     2.7  Litigation.  Other than as set forth or contemplated in the 1934 Act
          ----------
Reports, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.


     2.8  Independence of Public Accountants.  KPMG Peat Marwick LLP, who have
          ----------------------------------
audited certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

     2.9  Not an Investment Company.  The Company is not subject to regulation
          -------------------------
under the Investment Company Act of 1940, as amended.

     2.10 No Registration Rights.  Except as provided herein or in  the
          ----------------------
agreements listed on Schedule 2.11 hereof, no person has any right to request or demand to have any shares of Common Stock or other securities of the Company registered pursuant to the Registration Statement or another registration statement pursuant to the Securities Act.

     2.11 Registrant's Requirements for Form S-3.  The Company meets the
          --------------------------------------
registrant requirements of General Instruction I.A. of Form S-3 under the Securities Act, as in effect on the date of this Agreement.

               ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SBC

     SBC represents and warrants to the Company that the following are true and correct as of the date hereof and as of the Settlement Date:

     3.1  Organization and Existence of SBC.  SBC is a banking corporation
          ---------------------------------
organized under the laws of Switzerland, with power and authority (corporate and other) to own its properties and conduct its business.

     3.2  Authorization of Transactions and Agreement.  The execution, delivery
          -------------------------------------------
and performance of this Agreement have been duly authorized by SBC. Assuming the due execution thereof by the Company, this Agreement constitutes the legal, valid and binding obligation of SBC, enforceable against SBC in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). SBC has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated herein.

     3.3  No Conflicts.  The execution and delivery of this Agreement and the
          ------------
consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which SBC is a party or by which SBC is bound or to which any of the property or assets of SBC is subject, nor will such action result in any violation of the charter or by-laws of SBC or any statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over SBC or any of its properties except for such conflicts, breaches or violations as would not have a material adverse effect on the transaction contemplated by this Agreement or the Confirmation; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by SBC of the transactions contemplated by this Agreement, except such as may be required under the Securities Act prior to the resale of Shares and any such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the resale of Shares.


                     ARTICLE IV  AGREEMENTS OF THE COMPANY

     The Company agrees, with respect to the period beginning on the date hereof through and including the earlier of the Termination Date or the date on which the Company receives written notice from SBC that all of the Shares have been resold (except that the provisions of Section 4.10 may continue by its terms after such date), as follows:

     4.1  Filing of Registration Statement.  (a)  The Company has filed or shall
          --------------------------------
expeditiously file with the Commission a registration statement, covering the resale of the Shares from time to time by SBC and such affiliated entities as SBC may designate on securities exchanges or over-the-counter or in such other lawful manner as SBC may specify, in a form previously reviewed by SBC.

     (b) If such registration statement has not yet become effective, the Company shall use its best efforts to cause such registration statement to become effective no later than the Initial Date. The Company shall (i) use its best efforts to cause such registration statement to remain in effect until the earlier of the Termination Date or the date on which the Company receives written notice from SBC that all of the Shares have been resold, (ii) inform SBC promptly upon notice from the Commission that the Registration Statement has been declared effective, (iii) advise SBC promptly of any proposed amendment or supplement to the Prospectus after the effective date thereof and furnish SBC with a draft prior to the filing thereof, (iv) for so long as delivery of a prospectus is required in connection with the offering or sale of any of the Shares, (A) unless the Company is legally required to so amend or supplement the Prospectus, (determined in the Company's sole and absolute discretion) make no further amendment or any supplement to the Prospectus (other than any such amendment or supplement resulting from the filing of reports or statements under the Exchange Act which are incorporated by reference in the prospectus), after the effective date thereof to which SBC reasonably objects within two business days after receipt of a draft of the proposed amendment or supplement and (B) file promptly all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, (v) during such same period, advise SBC, promptly after the Company receives notice thereof, (A) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission,
(B) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, (C) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (D) of the initiation or threatening of any proceeding for any such purpose, or (E) of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and (vi) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, use promptly its best efforts to obtain the withdrawal of such order. The Company shall not include in the Registration Statement any securities other than the Shares.

     4.2  Qualification of the Shares under State Securities Laws .  The Company
          --------------------------------------------------------
shall promptly take, from time to time, such action as SBC may reasonably request to qualify the Shares for offering and sale under the securities laws of such of the United States as SBC may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the resale of the Shares (but not to exceed the period specified in the first paragraph of this Article IV); provided
                                                                        --------
that, in connection therewith, the Company shall not be required to qualify as a
----
foreign corporation or to file a general consent to service of process in any jurisdiction.

     4.3  Preparation of Registration Statement; Reasonable Investigation.  The
          ---------------------------------------------------------------
Company shall (a) give SBC and its representatives the opportunity to participate in the preparation of the Registration Statement and, to the extent practicable, each amendment or supplement thereto and document incorporated by reference therein which is filed with the Commission after the filing of the Registration Statement (other than any such amendment or supplement resulting from the filing of reports or statements under the Exchange Act which are incorporated by reference in the prospectus), (b) give SBC and its representatives such access to the books, records and properties of the Company and its subsidiaries (to the extent customarily given to those who are underwriters of the Company's securities) and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements and will have such officers and accountants supply such information as shall be reasonably requested by SBC or its representatives in connection with a "reasonable investigation" within the meaning of Section 11(b) of the Securities Act and (c) furnish SBC with copies of any press release or other public announcement which it intends to issue, or any report or document which it intends to file under the Exchange Act with the Commission or other regulatory agency, insofar as such press release, public announcement, report or other document regards this Agreement and the Call Warrant promptly and consider in good faith any comments received from SBC concerning the timing and content of such press release, public announcement, report or other document.

     4.4  Compliance with Applicable Law and Commission Requirements.  (a) The
          ----------------------------------------------------------
Registration Statement and Prospectus and all amendments or supplements thereto shall conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and shall not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by SBC expressly for use in the Prospectus or any amendment or supplement thereto.

     (b) All of the documents incorporated by reference in the Registration Statement and Prospectus, or any amendment or supplement thereto, whether previously filed with the Commission or filed with the Commission following the date hereof, at their respective times of filing, (i) shall have conformed or shall conform, as applicable, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and (ii) shall not have contained or shall not contain, as applicable, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of SBC expressly for use in the Prospectus or any amendment or supplement thereto or (B) statements or omissions that have been superseded or otherwise corrected by an amendment, supplement or other filing under the Exchange Act, but only with respect to the period after such correction.

     4.5  Furnishing of Prospectuses; Notice to SBC of Need for Amendment. The
          ---------------------------------------------------------------
Company shall furnish SBC with copies of the Prospectus, including any amendments or supplements thereto, in such quantities as SBC may from time to time reasonably request. If, while the Registration Statement is effective, the delivery of a prospectus is required at any time during the period specified in the first paragraph of this Article IV in connection with the offering and sale of the Shares by SBC and if, at such time, any event shall have occurred as a result of which the Prospectus, including the Prospectus as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company shall notify SBC in writing and, as soon as reasonably practicable (in light of the nature of the event requiring the amendment or supplement), provided that where such report is required under this Section 4.5 solely to comply with the periodic reporting provisions under the Exchange Act, such report need not be filed sooner than required by such provisions and no such written notice to SBC shall be required, shall amend or supplement the Prospectus or file such document so as to correct such statement or omission or effect such compliance and shall prepare and furnish to SBC without charge as many copies as SBC may from time to time reasonably request of any amended Prospectus or supplement to the Prospectus.

     4.6  Listing of the Shares.  The Company shall use its best efforts to
          ---------------------
have the Shares approved for quotation on the Nasdaq National Market or listed on such other exchange as the Common Stock is listed as of the Maturity Date.

     4.7  Delivery of Opinion and Comfort Letter.  On the effective date of the
          --------------------------------------
Registration Statement, the Company shall cause to be furnished to SBC (i)an opinion of counsel for the Company, dated the effective date of the Registration Statement, in substantially the form of Exhibit A hereto and (ii)"comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the Registration Statement, to the extent permitted by the standards of the American Institute of Certified Public Accounts, covering substantially the same matters with respect to the Registration Statement (and the Prospectus) and with respect to events subsequent to the date of the financial statements, as are customarily covered in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

     If Applicable 4.8  Delivery of Prospectuses to the [Applicable Stock
                        -------------------------------------------------
Exchange].  The Company shall deliver to the [applicable stock exchange], for
---------
delivery to its members upon their request, such number of prospectuses as the [applicable stock exchange] may require or request in order to permit SBC to rely on Rule 153 under the Securities Act in meeting the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

     4.9  Furnishing of Additional Information.  Until the earlier of the
          ------------------------------------
Termination Date or completion of resale of the Shares, the Company shall furnish to SBC copies of all reports or other communications (financial or other) generally furnished to stockholders and, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission (other than requests for confidential treatment filed with the Commission) or any national securities exchange on which the Shares or any class of securities of the Company are listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

     4.10 Payment of Expenses.  The Company shall pay or cause to be paid the
          -------------------
following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof, (ii) any fees incurred in connection with listing or approval for quotation of the Shares on the Nasdaq National Market, (iii) all expenses in connection with the qualification of the Shares for offering and sale under Section 4.2 hereof, (iv) the cost of preparing certificates for the Shares, (v) the cost and charges of any transfer agent or registrar or dividend disbursing agent, and (vi) all other costs incident to the performance of the Company's obligations under Article IV hereof which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section 4.10, SBC will pay all of its own costs and expenses, including the fees of its counsel and brokerage fees and commissions and transfer taxes on resale of any of the Shares by SBC.


                          ARTICLE V  AGREEMENTS OF SBC

     SBC agrees, with respect to the period beginning on the date hereof through and including the Termination Date, as follows:

     5.1  Information for Use in the Prospectus.  As soon as practicable but in
          -------------------------------------
no event later than the third   Local Business Day following the receipt of a
written request from the Company, SBC shall furnish the Company with such information regarding SBC and its proposed dispositions of Shares as the Company may from time to time reasonably request for use in preparing the Registration Statement and Prospectus, including any amendments or supplements thereto, and qualifying the Shares under state securities laws. The Company shall not be obligated to register the Shares if SBC (or any affiliated entity of SBC) fails to provide to the Company such information within the time period set forth above.

     5.2  Suspension of Disposition of Shares.  Upon receipt of written notice
          -----------------------------------
from the Company pursuant to Section 4.5 that an event has occurred as a result of which, or that the Company has discovered that, the Prospectus, including the Prospectus as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that for any other reason it shall be appropriate to amend or supplement the Prospectus, SBC shall immediately discontinue disposition of the Shares pursuant to the Registration Statement until such time as SBC shall have received copies of an amended or supplemented Prospectus or until it receives notice from the Company that dispositions of Shares may be resumed without amendment or supplementation of the Prospectus. The Termination Date shall be extended for an additional number of Exchange Business Days during which SBC's right to sell the Shares was suspended pursuant to the preceding sentence.

     5.3  Notice of Completion.  SBC shall  notify the Company within three
          --------------------
Local Business Days of completion of its disposition of the Shares.

     5.4  Resales of Shares.  SBC agrees that it will not offer, transfer, sell,
          -----------------
pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), except in compliance with the Securities Act and the rules and regulations of the Commission thereunder, and in compliance with applicable state securities or Blue Sky laws.


                          ARTICLE VI  INDEMNIFICATION

     The Company and SBC further agree as follows:

     6.1  Indemnification with Respect to the Registration Statement.  (a)  The
          ----------------------------------------------------------
Company will indemnify and hold harmless SBC against any losses, claims, damages or liabilities, joint or several, to which SBC may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and will reimburse SBC for any legal or other expenses reasonably incurred by SBC in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any supplement thereto, the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by SBC expressly for use therein. The indemnity agreement contained in this Section 6.1(a) will not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

     (b) SBC will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus and any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus and any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by SBC expressly for use therein and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred., provided, however, that the obligations of SBC under this Section 6.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of SBC (which consent shall not be unreasonably withheld).

     (c) Each party entitled to indemnification under this Section 6.1 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.1 to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and no Indemnified Party shall consent to entry of any judgement or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 6.1 is unavailable to or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party, in lieu to indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and SBC agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section 6.1 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each "affiliate" (as defined under the Securities Act) of SBC, to each director and each officer of SBC and of its affiliates, to each person, if any, who controls SBC or any of its affiliates within the meaning of the Securities Act; and the obligations of SBC under this
Section 6.1 shall be in addition to any liability which SBC may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.


                              ARTICLE VII  GENERAL

     7.1  Notices.  (a)  Any notice or other communication in respect of this
          -------
Agreement may be given in any manner set forth below to the address or number specified in paragraph (b) of this Section 7.1 and will be deemed effective as indicated: (i) if in writing and delivered in person or by courier, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine); or (iii) if sent by certified or registered mail or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; unless that delivery (or attempted delivery) or that receipt, as applicable, is not on a Local Business Day or occurs after the close of business on a Local Business Day, in which case that notice or communication shall be deemed given and effective on the first following day that is a Local Business Day.

     (b) Notices shall be given to the addresses or facsimile numbers reflected below:

If to SBC, to:          Swiss Bank Corporation, London Branch
                        c/o SBC Warburg Inc.
                        141 West Jackson Boulevard
                        Chicago, Illinois  60604

                        Attention:  Legal Department
                        Facsimile:  (312) 554-5734
                        Telephone:  (312) 554-5376



If to the Company, to:  Myriad Genetics, Inc.
                        320 Wakara Way
                        Salt Lake City, Utah  84108

                        Attention:  Jay M. Moyes, Vice President of Finance
                        Facsimile:  (801) 854-3640
                        Telephone:  (801) 854-3000

                        with a copy to:

                        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                        Boston, Massachusetts  02111

                        Attention:  Jonathan L. Kravetz, Esq.
                        Facsimile:  (617) 542-2241
                        Telephone:  (617) 542-6000

     (c) Either party may by notice to the other change the address or facsimile number at which notices or other communications are to be given to it.

     7.2  Entire Agreement.  This Agreement, together with the Confirmation,
          ----------------
constitute the entire agreement and understanding of the parties with respect to their subject matter and supersede all oral communications and prior writings with respect thereto.

     7.3  Governing Law and Jurisdiction.  (a)  This Agreement shall be governed
          ------------------------------
by and construed in accordance with New York law (without reference to choice of law doctrine).

     (b) With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

     (c) SBC hereby appoints Swiss Bank Corporation, New York Branch, 222 Broadway, New York, New York 10038, Attention: Legal Affairs, to receive, for it and on its behalf, service of process of any Proceedings. The parties irrevocably consent to service of process given in the manner provided for notices in Section 7.1. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

     7.4  Amendments and Waivers.  No amendment, modification or waiver in
          ----------------------
respect of this Agreement shall be effective unless in writing and executed by each of the parties. A failure or delay in exercising any right, power or privilege in respect of this Agreement shall not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

     7.5  Remedies Cumulative.  The rights, powers, remedies and privileges
          -------------------
provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

     7.6  Headings.  The headings used in this Agreement are for convenience of
          --------
reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     7.7  No Third-Party Beneficiaries.   Except as expressly provided in
          ----------------------------
Section 6.1(e), nothing in this Agreement is intended or shall be construed to confer upon any person other than the parties hereto any right, remedy or claim under or by reason of this Agreement.

     7.8  Survival.  The representations, warranties, indemnities and agreements
          --------
contained in this Agreement shall remain in full force and effect, regardless of any investigation by or on behalf of any party, and shall survive delivery of the Shares to SBC and resale of the Shares by SBC or any affiliated entity.

     7.9  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

     7.10 Assignability.  This Agreement is not assignable by either party
          -------------
without the prior written consent of the other; provided that the Company may assign this Agreement to a successor in interest pursuant to a transfer of all or substantially all of its assets or pursuant to a consolidation or merger.

     IN WITNESS WHEREOF, Myriad Genetics, Inc. and Swiss Bank Corporation, London Branch, have executed this Agreement as of the day and year first written above.


                                    MYRIAD GENETICS, INC.


                                    By:  ____________________
                                    Title:


                                    SWISS BANK CORPORATION,
                                    LONDON BRANCH


                                    By:  ____________________
                                    Title:



                                    By:  ____________________
                                    Title: